EXHIBIT 10.4	SUMMARY SHEET: VICE PRESIDENT – ACCOUNTING AND CHIEF ACCOUNTING OFFICER ANNUAL BASE SALARY

Name	Title	Annual Base Salary
Charles J. Campise	Vice President – Accounting and Chief Accounting Officer	$125,000